Exhibit 99.1 NEWS RELEASE

127 Industry Boulevard • North Huntingdon, PA 15642 • (724) 863-9663

FOR IMMEDIATE RELEASE

ExOne Revises Third Quarter and Full Year 2019
Revenue Expectations and Announces
Financial Results Release and Conference Call

•	Slowing global manufacturing economy impacts customer schedules
•	Third quarter machine installs in backlog shifted to fourth quarter revenue
•	Confidence in long-term growth of binder jetting and strong ExOne position

NORTH HUNTINGDON, PA, October 10, 2019 – The ExOne Company (Nasdaq: XONE) (“ExOne” or the “Company”), the global leader in industrial sand and metal 3D printers using binder jetting technology, today revised its revenue guidance for the third quarter and full year 2019.

ExOne expects third quarter revenue to be in the range of $10 million to $11 million.  This compares to previous guidance expecting the third quarter revenue to be up modestly from the sequential second quarter revenue, which was $15.3 million.  Additionally, the Company now expects 2019 revenue growth to be lower than its previous guidance which was in the mid-teen percentage range.  ExOne will provide an update to its full year 2019 outlook during its third quarter earnings teleconference on November 7.

“While we mentioned macroeconomic concerns in our second quarter earnings release and teleconference, the broadening global manufacturing slowdown has become more evident in our customer discussions,” John Hartner, ExOne’s CEO, said.  “Heightened customer uncertainty, coupled with the mid-year timing of our new product launches and related execution challenges, have impacted our ability to achieve prior expectations for revenue growth in 2019.

He continued, “In the third quarter, we were unable to finalize installation of five of our machine projects located at customer facilities, valued at approximately $5 million, which would have contributed to meeting our third quarter goal.  We anticipate completion of these projects during the fourth quarter.

“In spite of these delays, customer feedback demonstrates strong interest in our binder jetting technology, including our newly launched X1 25PRO™ and S-MAX Pro™ metal and sand 3D printing systems.  This gives us a high degree of confidence in our future growth potential, despite near-term headwinds.  We continue to believe that we have sufficient capital to support our operating plan and long-term goal of profitable growth.”

Conference Call and Webcast

ExOne plans to release its third quarter 2019 financial results after the close of financial markets on Thursday, November 7, 2019.  The Company will host a conference call and live webcast to review the financial and operating results for the quarter, along with its corporate strategies and outlook.  A question-and-answer session will follow.

Third Quarter 2019 Earnings Conference Call

Thursday, November 7, 2019

4:45 p.m. Eastern Time

Phone: (201) 689-8470

Internet Webcast and accompanying slide presentation: www.exone.com.

A telephonic replay of the conference call will be available from 7:45 p.m. ET on the day of the teleconference through Thursday, November 14, 2019.  To listen to a replay of the call, dial (412) 317-6671 and enter the conference ID number 13695259, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers.  ExOne's business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its installed base of 3D printing machines.  ExOne’s machines serve direct and indirect applications.  Direct printing produces a component; indirect printing makes a tool to produce a component.  ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (“EACs”).  ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products.  The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “goal,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the Company’s ability to consistently generate operating profits; fluctuations in the Company’s revenues and operating results; the Company’s competitive environment and its competitive position; ExOne’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines; delays in customer capital equipment spending due to macroeconomic factors; the Company’s ability to qualify more industrial materials in which it can print; demand for ExOne’s products; the availability of skilled personnel; the impact of loss of key management; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s ability to continue as a going concern; the impact of customer specific terms in machine sale agreements on the period in which the Company recognizes revenue; risks related to global operations including effects of foreign currency; the adequacy of sources of liquidity; the amount and sufficiency of funds for required capital expenditures, working capital, and debt service; dependency on certain critical suppliers; nature or impact of alliances and strategic investments; reliance on critical information technology systems; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of the Company’s manufacturing facilities or EACs; the adequacy of ExOne’s protection of its intellectual property; and expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause the Company’s actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained therein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K and other SEC filings that could cause actual results to differ from these forward-looking statements.

For more information, contact:

Douglas Zemba	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer & Treasurer	Kei Advisors LLC
(724) 765-1331	(716) 843-3908 / (716) 843-3942
douglas.zemba@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com